SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the  Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Fred Meyer, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]  Fee paid previously with preliminary materials.
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                FRED MEYER, INC.


             Notice of Annual Meeting of Stockholders, June 23, 1998

To the Stockholders of Fred Meyer, Inc.

          The Annual Meeting of the stockholders of Fred Meyer, Inc., a Delaware corporation, will be held on Tuesday, June 23, 1998 at 1:00 p.m., Pacific Time, at The DoubleTree Inn, formerly Red Lion Inn (East), Jantzen Beach, 909 N. Hayden Island Drive, Portland, Oregon for the following purposes:

          1.   to elect five directors for a three year term; and

          2. to transact such other business as may properly come before the meeting and at any adjournment thereof.

          Only stockholders of record at the close of business on Monday, April 27, 1998 will be entitled to vote at the Annual Meeting.

          You are respectfully requested to date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                    By Order of the Board of Directors



                                    Roger A. Cooke
                                    Senior Vice President, General Counsel
                                    and Secretary

Portland, Oregon
May 11, 1998

                                 PROXY STATEMENT

          The mailing address of the principal executive offices of the Company is P.O. Box 42121, Portland, Oregon 97242. The approximate date this proxy statement and the accompanying proxy form are first being sent to stockholders is May 15, 1998.

          Upon written request to Roger A. Cooke, Senior Vice President, General Counsel and Secretary, any person whose proxy is solicited by this proxy statement will be provided without charge a copy of the Company's Annual Report on Form 10-K.

                     SOLICITATION AND REVOCABILITY OF PROXY

          The enclosed proxy is solicited on behalf of the Board of Directors of Fred Meyer, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 23, 1998 and at any adjournment thereof. The Company is the successor to Fred Meyer Stores, Inc. (formerly Fred Meyer, Inc.) and Smith's Food & Drug Centers, Inc. Information in this proxy statement includes the combined information of the Company and Fred Meyer Stores, Inc. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material solicited by use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

          Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention Roger A. Cooke, Senior Vice President, General Counsel and Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke his proxy and vote in person unless he wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

          The Common Stock is the only authorized voting security of the Company currently outstanding. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is April 27, 1998. On that date there were 147,898,578 shares of Common Stock outstanding entitled to one vote per share. The Common Stock does not have cumulative voting rights.

          The following table shows ownership of shares of Common Stock of the Company on March 15, 1998, except as noted, by the only person who, to the knowledge of the Board of Directors, beneficially owned more than 5% of the Common Stock, by certain executive officers of the Company and by all executive officers and directors as a group:


                                                                        Number of     Approximate
Name                                                                     Shares(1)     Percent(2)
----                                                                 -------------    -----------

Ronald W. Burkle                                                     14,528,864(3)        9.3%
1000 Santa Monica Boulevard, Fifth Floor
Los Angeles, California 90067

Robert G. Miller                                                        872,204(4)         *

Mary F. Sammons                                                         129,090(5)         *

Kenneth Thrasher                                                        178,172(4)(6)      *

Sammy K. Duncan                                                         158,926(4)         *

David R. Jessick                                                         80,000(4)         *

All directors and executive officers as a group (25 individuals)     33,598,592(7)       21.1%

-------------------

          * Less than 1%

          (1) Shares held directly with sole voting and sole investment power unless otherwise indicated.

          (2) Percentages based on 152,818,580 shares outstanding, which was the total number of shares outstanding as of March 15, 1998, including all shares to be issued in the acquisitions of Smith's
               Food & Drug Centers, Inc., Quality Food Centers, Inc. and Food 4
               Less Holdings, Inc.

          (3) Includes 13,701,543 shares owned by affiliates of Mr. Burkle as follows: (a) The Yucaipa Companies -- 4,856,211 (including a warrant to purchase 3,869,366 shares); (b) Yucaipa Arizona
               Partners, L.P. -- 574,522; (c) Yucaipa Smitty's Partners, L.P. --
               631,400; (d) Yucaipa Smitty's Partners II, L.P. -- 287,264; (e)
               Yucaipa SSV Partners, L.P. -- 2,744,595; (f) F4L Equity Partners,
               L.P. -- 3,798,526; (g) FFL Partners -- 365,429; (h) Fred
               Meyer/Smith's Foundation -- 28,165; (i) Yucaipa Capital Fund --
               335,712; and (j) Yucaipa/F4L Partners -- 79,719. Mr. Burkle disclaims beneficial ownership as to these shares (except to the extent of his pecuniary interest therein). Mr. Burkle has the sole power to vote or to direct the vote, and to dispose or direct the disposition of shares beneficially held by him. The
               Yucaipa Companies is the record holder of a currently exercisable warrant entitling it to purchase up to 3,869,366 shares of Common
               Stock. See "Certain Relationships and Related Transactions."

                                       2

          (4)  Includes 722,418, 102,860, 150,000 and 68,848 shares of Mr.
               Miller, Mr. Thrasher, Mr. Duncan and Mr. Jessick, respectively, subject to options that are currently exercisable or become exercisable within 60 days of the date of this table.

          (5) Includes 616 shares held by Ms. Sammons' spouse and 2,426 shares held by her son. Beneficial ownership as to such shares is disclaimed.

          (6) Includes 30,000 shares held by Mr. Thrasher's spouse and 2,200 shares held by his sons. Beneficial ownership as to such shares is disclaimed.

          (7) Includes 6,137,138 shares subject to options that are currently exercisable or become exercisable within 60 days of the date of this table. Includes 24,597,796 shares for which beneficial ownership is disclaimed.

                              ELECTION OF DIRECTORS

          The Board of Directors currently consists of sixteen members. The Board is divided into three classes pursuant to the Company's Bylaws. One class is elected each year for a three-year term. The term of office of Class A directors expires at the 1998 Annual Meeting; the term of office of Class B directors expires at the 1999 Annual Meeting; and the term of office of Class C directors expires at the 2000 Annual Meeting (and in all cases, the terms of the directors will continue until their respective successors have been duly elected).

          Action will be taken at the 1998 Annual Meeting to elect five Class A directors to serve until the 2001 Annual Meeting of Stockholders. These nominees, as well as the Class B and Class C directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 1998 Annual Meeting are Vivian A. Bull, Carlton
J. Jenkins, John G. King, Steven R. Rogel and Stuart M. Sloan.

                                                                                   Number of
Name and Year               Principal Occupation or                                Shares Held on      Approximate
Elected to Board            Position with Company                        Age       March 15, 1998(1)     Percent
----------------            ---------------------                        ---       -----------------     -------
Class A
(Term Ending 2001)
------------------

Vivian A. Bull              President, Linfield College                  63            4,394                *
(1996)

Carlton J. Jenkins          Chairman, President and Chief                42             ----                *
(1998)                      Executive Officer of Founders
                            National Bank of Los Angeles
John G. King                President and Chief Executive Officer        59             ----                *
(1997)                      of Legacy Health System

Steven R. Rogel             President and Chief Executive Officer        55            5,394                *
(1996)                      of Weyerhaeuser Company

Stuart M. Sloan             Former Chairman of the Board of              54        3,434,975 (2)           2.2 %
(1998)                      Quality Food Centers, Inc.; Principal
                            of Sloan Capital Companies

                                       3

                                                                                   Number of
Name and Year               Principal Occupation or                                Shares Held on      Approximate
Elected to Board            Position with Company                        Age       March 15, 1998(1)     Percent
----------------            ---------------------                        ---       -----------------     -------
Class B
(Term Ending 1999)
------------------

James J. Curran             Retired Chairman of the Board and            58            7,796 (3)            *
(1996)                      Chief Executive Officer of First
                            Interstate Bank, Northwest Region
Bruce Karatz                Chairman of the Board, President and         52            1,951(10)            *
(1997)                      Chief Executive Officer of Kaufman &
                            Broad Home Corporation

Jeffrey P. Smith            Former Chairman of the Board of              48        3,217,998 (4)          2.1 %
(1997)                      Smith's Food & Drug Centers, Inc.

Samuel Zell                 Chairman of Equity Group                     56        7,569,537 (5)          4.9 %
(1998)                      Investments, Inc.

Bertram R. Zweig            Administrative Partner, Jones, Day,          63            1,284(10)            *
(1998)                      Reavis & Pogue

Class C
(Term Ending 2000)
------------------

Robert D. Beyer             Group Managing Director, Trust               38          365,088 (6)            *
(1998)                      Company of the West

Ronald W. Burkle            Chairman of the Board of the                 45       14,528,864 (7)          9.3%
(1997)                      Company; Managing General Partner
                            of The Yucaipa Companies
A. M. Gleason               Retired Chief Executive Officer of           68           53,358 (8)            *
(1992)                      PacifiCorp

Roger S. Meier              President, AMCO, Inc.                        72           44,558 (9)            *
(1985)

Robert G. Miller            President and Chief Executive Officer        54          872,204 (7)            *
(1991)                      of the Company

Marc H. Rapaport            Chairman and Lead Investor of LA             41           40,386                *
(1998)                      Soccer Partners L.P.

-----------------------

          * Less than 1%.

          (1) Shares held directly with sole voting and sole investment power unless otherwise indicated.

          (2) Includes 586,910 shares which are subject to immediately exercisable options.

          (3) Includes 2,000 shares held in a family trust as to which beneficial ownership is disclaimed.

                                       4

          (4) Includes 257,262 shares held in trust for members of Mr. Smith's immediate family, 411,002 shares held by the Dee Glen Smith
               Marital Trust and 1,176,740 shares held in trust for Mr. Smith's children. Beneficial ownership is disclaimed as to such shares.

          (5) Includes 7,552,500 shares held by Zell/Chilmark Fund, L.P. By virtue of his position with the entities that indirectly control the general partner of Zell/Chilmark, Mr. Zell may be deemed to beneficially own such shares. Mr. Zell disclaims such beneficial ownership.

          (6)  Shares are held in various investment accounts over which Mr.
               Beyer has shared voting and investment powers. Beneficial ownership is disclaimed as to such shares.

          (7)  See "Voting Securities and Principal Stockholders."

          (8) Includes 2,600 shares owned by Mr. Gleason's spouse as to which beneficial ownership is disclaimed.

          (9) Includes 14,000 shares owned by Mr. Meier's spouse and 5,000 shares owned by a family partnership of which Mr. Meier is general partner. Beneficial ownership is disclaimed as to such shares.

          (10) Shares held in the Fred Meyer, Inc. Non-Employee Directors'
               Deferred Compensation Plan.


          Robert D. Beyer has been the Group Managing Director at Trust Company of the West, an investment management firm, since 1995. From 1991 to 1995, Mr. Beyer was the co-Chief Executive Officer of Crescent Capital Corporation, an investment management firm that he co-founded in 1991. Mr. Beyer is also a member of the Board of Directors of American Restaurant Group, Inc.

          Vivian A. Bull has been President of Linfield College since August 1992. Prior to that time she was in the Department of Economics at Drew University from 1960 to 1992. Dr. Bull is a former Director of Chemical Bank in New Jersey.

          Ronald W. Burkle has been Chairman of the Board of the Company since September 1997. He is the Managing General Partner of The Yucaipa Companies, a private investment group specializing in the acquisition and management of supermarket chains, which he founded in 1986. Until its merger with the Company in March 1998, Mr. Burkle served as director and Chairman of the Board of Food 4 Less Holdings, Inc. ("Food 4 Less") and its subsidiary, Ralphs Grocery Company ("Ralphs"). From May 1996 to September 1997, Mr. Burkle was a director and the Chief Executive Officer of Smith's Food & Drug Centers, Inc., now a subsidiary of the Company. Mr. Burkle also serves as Chairman of the Board of Dominick's Supermarkets, Inc. and as a director of Kaufman & Broad Home Corporation.

          James J. Curran retired from First Interstate Bancorp in April 1996. At the time of his retirement he was a member of the Executive Operating Committee of First Interstate Bancorp and Chairman and Chief Executive Officer of First Interstate Bank, Northwest Region. Mr. Curran is a director of Coeur d'Alene Mines Corp.

          A. M. Gleason retired from PacifiCorp, a diversified public utility, on May 1, 1995. At the time of his retirement he was Vice Chairman of PacifiCorp, having previously served as its President and Chief Executive Officer. Prior to that time he served as Chairman and Chief Executive Officer of Pacific Telecom, Inc., a former PacifiCorp subsidiary. Mr. Gleason is a director of Tektronix, Inc. and Comdial Corporation and President of the Port of Portland.

          Carlton J. Jenkins has served as Chairman, President and Chief Executive Officer of Founders National Bank of Los Angeles since January 1991.

          Bruce Karatz has been the Chairman of the Board of Kaufman & Broad Home Corporation since July 1993 and its President, Chief Executive Officer and a director since 1986. Mr. Karatz is also a director of Honeywell, Inc. and National Golf Properties, Inc. and a Trustee of the National Park Foundation and the RAND Corporation.

          John G. King has been President and Chief Executive Officer of Legacy Health System, a health care provider, since 1991 and has over 30 years experience in hospital and health care administration.

          Roger S. Meier has been President and Chief Executive Officer of AMCO, Inc., a privately owned investment enterprise, for more than twenty years. During that time Mr. Meier was Chairman of the State of Oregon Investment Council, a member of the Board of Directors of Red Lion Inns, Ltd. and a Director of Key Bank of Oregon. He is trustee of Acorn Fund, Acorn International and Acorn USA. He is also an Advisory Board Member of Key Bank of Oregon and Chairman of the Investment Committee for Legacy Health System.

          Robert G. Miller became Chief Executive Officer of the Company in August 1991. Prior to that time he was employed by Albertson's Inc., where his most recent positions were Executive Vice President of Retail Operations from 1989 to 1991 and Senior Vice President and Regional Manager from 1985 to 1989. Mr. Miller is a director of PacifiCorp, Pathmark Stores, Inc. and Supermarkets General Holdings Corp.

          Marc H. Rapaport has been the Chairman and Lead Investor of LA Soccer Partners L.P., the operating group of the Los Angeles Galaxy of Major League Soccer, since October 1994. From 1990 to 1994, Mr. Rapaport served as Executive Vice President and Director of Corporate Finance of the Capital Division (which he co-founded in 1990) of Jefferies & Company, Inc. Mr. Rapaport is a member of the Board of Governors of Cedars-Sinai Hospital.

          Steven R. Rogel has been President and Chief Executive Officer and a director of Weyerhaeuser since December 1997. Prior to that time he was Chief Executive Officer, President and a director of Willamette Industries, Inc. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and, prior to that time, as an executive and group vice president for more than five years. He serves on various boards, including the American Forest & Paper Association, World Forestry Center, National Council for Air and Stream Improvement and the Cascade Pacific Council Boy Scouts of America.

          Stuart M. Sloan has been the owner of Sloan Capital Companies, a private investment company, since 1984. He served as the Chairman of the Board of Quality Food Centers, Inc. ("QFC") from October 1986 until QFC merged with the Company in March 1998. Mr. Sloan currently serves on the Board of Directors of TeleTech Holdings, Inc. and Anixter International, Inc.

          Jeffrey P. Smith was Chairman of the Board of Smith's Food & Drug Centers, Inc. ("Smith's") from 1988 until Smith's became a subsidiary of the Company in September 1997. He served as Chief Executive Officer of Smith's from 1988 until May 1996 and as Chief Operating Officer and President of Smith's from 1984 to 1988.

          Samuel Zell has been Chairman of the Board of Directors of Equity Group Investments, Inc., a private investment company, since 1986. Mr. Zell is an indirect general partner of Zell/Chilmark Fund, LP, a private investment firm, which was the beneficial owner of approximately 17% of QFC's common stock prior to its merger with the Company in March 1998. Mr. Zell is Chairman of the Board of Directors of American Classic Voyages Co., Anixter International, Inc., Jacor Communications, Inc. and Manufactured Home Communities, Inc. He is Chairman of the Board of Trustees of Capital Trust, Equity Office Properties Trust and Equity Residential Properties Trust. He is also a director of Ramco Energy PLC, TeleTech Holdings, Inc. and Chart House Enterprises, Inc.

          Bertram R. Zweig has been a partner in the Los Angeles office of Jones, Day, Reavis & Pogue since 1995, and prior to that, from 1962 to 1978. Between August 1992 and June 1995, Mr. Zweig was a partner with the law firm of Graham and James, and from January 1988 to July 1992 he was a partner with the law firm of Stroock & Stroock & Lavan. He is a member of the Board of Directors of E* Capital Corporation, the parent of Wedbush Morgan Securities, Inc., a regional investment banking firm in Los Angeles. Mr. Zweig is also a member of the Board of Directors of Aquatic Water Systems Incorporated and Nature Coast Industries, Inc.

          The Board of Directors met eleven times during the last fiscal year. Each director attended at least 81% of the aggregate number of meetings of the Board of Directors and any committee of which the director was a member for the period during which such director served.

          The current standing committees of the Board of Directors are as follows:

o         The Board of Directors has a Nominating Committee consisting of Roger
          S. Meier (Chairman), Vivian A. Bull and Bruce Karatz. There were no meetings of the Nominating Committee held in 1997. The Nominating Committee seeks qualified candidates to serve on the Company's Board of Directors and recommends them for the Board's consideration. This Committee assesses the Board's capacity to fulfill requirements of the Board's policy with respect to director qualifications, resources and experience, and performance and contributions. The Committee also reviews the Board's policy with respect to director qualifications, Board membership requirements, and directors' compensation and advises the Board on any recommendations for change. The Nominating Committee will consider the names and qualifications of candidates for the Board of Directors submitted by stockholders. Stockholders who wish to submit names to the Committee for consideration should do so in writing addressed to Roger A. Cooke, Secretary, Fred Meyer, Inc., P.O. Box 42121, Portland, Oregon 97242.

o         The Board of Directors has an Audit Committee  consisting of A. M.
          Gleason (Chairman) and James J. Curran. The Audit Committee met four times during 1997. It reviews the planned scope and results of the annual audit, confers with the independent auditors and reviews their recommendations with respect to accounting, internal controls and other matters and confers with Company finance, accounting and internal audit personnel.

o The Board of Directors has a Compensation Committee consisting of Ronald W. Burkle (Chairman), A. M. Gleason, Steven R. Rogel and Jeffrey P. Smith. It met six times during 1997. The Board of Directors has delegated the authority to administer the Company's stock incentive plans and other compensation matters to the Compensation Committee.

          Directors' Compensation. Directors who are not employees of the Company receive an annual fee of $40,000 and can elect to participate in the Non-Employee Directors' Deferred Compensation Plan. Such directors also receive a fee of $1,000 per board or committee meeting attended.

          Under the Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"), directors who are not employees may elect to have all or part of their annual cash retainers and meeting fees credited to a deferred compensation account. Participants may elect to receive their deferred compensation in the form of cash or shares of the Company's Common Stock. If a participant elects to receive all or part of his or her deferred compensation in the form of the Company's Common Stock, the amount of compensation credited quarterly to his or her account shall be the number of shares of the Company's Common Stock which can be purchased with 110% of the compensation so deferred at the median of the high and low trading prices of the Company's Common Stock as quoted on the New York Stock Exchange Composite Transactions on such date. Each participant's deferral account is increased quarterly prior to distribution (i) to reflect interest on the amount obtained by the cash deferral account balance at an average prime rate, and (ii) to reflect any dividends paid on Common Stock in the participant's deferral account. With respect to deferred amounts, a participant may specify (i) the date of the event on which payment of such deferred compensation is to commence (which, other than death, disability or termination may not be earlier than the later of two years from the date of the deferral election or termination of service as a director) and (ii) whether such payment is to be paid out in a single lump sum or in approximately equal annual installments over a period not to exceed 15 years. The Company will annually issue stock to the Fred Meyer Deferred Compensation Trust to cover all outstanding stock credits under the Directors' Plan.

          The shares represented by each proxy will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees and in accordance with this proxy statement on any other business that may properly come before the meeting. If for some unforeseen reason any of the nominees should not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

          Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote at the Annual Meeting if a quorum is present. Abstentions are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect in the determination of whether a plurality exists with respect to a given nominee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth compensation paid to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

                                          Annual Compensation                     Long Term Compensation
                                   -----------------------------------  ------------------------------------
                                                                                  Awards            Payouts
                                                                         -----------------------   ---------

                                                                                      Securities   Long-Term
                                                             Other       Restricted   Underlying   Incentive
     Name and                                                Annual        Stock        Options       Plan        All Other
Principal Position         Year    Salary(1)   Bonus(1)   Compensation     Awards    (# of Shares)   Payouts  Compensation (4)
------------------         ----    ---------   --------   ------------  -----------  ------------- ---------  ----------------

Robert G. Miller           1997     $731,923   $274,377           --    $382,742(2)      500,000          --          $79,787
   President and Chief     1996      581,923    196,329           --      49,046(3)      150,000          --           59,593
   Executive Officer       1995      597,115     86,250           --          --              --      $8,072           56,026

Mary F. Sammons            1997      301,154    103,021           --     156,940(2)      150,000          --           53,304
   President, Fred         1996      287,308     56,422           --      14,066(3)           --          --           41,398
   Meyer Stores            1995      281,538     24,438           --          --          50,000       7,334           39,905

Kenneth Thrasher           1997      269,231     85,852           --     133,238(2)      150,000          --           50,059
   Executive Vice          1996      194,615     39,937           --       9,983(3)      120,000          --           36,127
   President and Chief     1995      190,673     16,543           --          --          20,000       6,624           35,147
   Administrative
   Officer

Sammy K. Duncan            1997      253,077     75,122           --      83,496(2)      200,000          --           50,547
   Executive Vice          1996      163,846     60,026           --      14,974(3)       60,000          --           34,996
   President - Fred        1995      125,846     15,109           --          --              --          --           30,933
   Meyer Stores

David R. Jessick(5)        1997      201,282     45,363           --      58,110(2)      190,000          --           46,939
   Senior Vice             1996           --         --           --          --              --          --               --
   President and Chief     1995           --         --           --          --              --          --               --
   Financial Officer


          (1) Includes compensation deferred at the election of the executive under the Company's Profit Sharing Plan and under the Company's
               Excess Deferral Plan. Under the Company's Profit Sharing Plan, officers and other employees of the Company may elect to defer up to the lesser of $9,500 or 15% of their compensation, subject to limitations under the Internal Revenue Code. Under the Excess
               Deferral Plan, officers and other employees of the Company may elect to defer up to 50% of base salary and up to 100% of any bonus award. Amounts under these plans are generally paid to employees upon retirement.

          (2)  Represents restricted stock grants made to Mr. Miller, Ms.
               Sammons and Messrs. Thrasher, Duncan and Jessick in the amounts of 8,187; 3,357; 2,850; 1,786 and 1,243 shares respectively. The amount included in the table represents the market value of the shares at March 17, 1998, the date of the award. Vesting occurs over three years. The total number of shares of restricted stock held on March 17, 1998 and the market value of such shares on that date were as follows: Mr. Miller - 9,771 shares ($456,794);
               Ms. Sammons - 3,811 shares ($178,164); Mr. Thrasher - 3,172 shares ($148,291); Mr. Duncan - 2,270 shares ($106,123); and Mr.
               Jessick - 1,243 shares ($58,110).

                                       9

          (3)  Represents restricted stock grants made to Mr. Miller, Ms.
               Sammons, Mr. Thrasher and Mr. Duncan in the amounts of 2,378,
               682, 484 and 726 shares, respectively. The amount included in the table represents the market value of the shares at March 31, 1997.

          (4) Amounts shown for the fiscal year 1998 consist of: (i) Company contributions of $38,717, $15,075, $12,821, $12,931 and $7,545 to
               the above-named executive officers, respectively, under the Profit Sharing Plan and Excess Deferral Plan, (ii) $6,070,
               $3,229, $2,238, $2,616 and $4,394 paid by the Company for the above-named executive officers, respectively, as premiums under its Long-Term Disability Plan; and (iii) $35,000 for each named executive officer paid by the Company for life insurance under the Supplemental Income Plan.

          (5)  Mr. Jessick commenced his employment with the Company in January
               1997.

Stock Option Grants in Last Fiscal Year

          The following table provides information as to options to purchase Common Stock granted to certain executive officers during 1997 pursuant to the Company's 1990 Stock Incentive Plan and 1997 Stock Incentive Plan. No SARs were granted during 1997.

                                                                                          Potential Realizable Value at
                          Number of      Percentage                                          Assumed Annual Rates of
                         Securities    Total Options                                         Stock Price Appreciation
                         Underlying      Granted to       Exercise                             For Option Term(3)
                           Options       Employees         Price       Expiration   --------------------------------------
      Name               Granted(4)    in Fiscal Year   Per Share(4)      Date              0%            5%           10%
      ----               ----------    --------------   ------------   ----------   ----------    ----------   -----------
Robert G. Miller         400,000(1)        8.01%          $28.125        9/07               --    $7,075,200   $17,929,600
                         100,000(2)        2.00%           14.063        9/07       $1,406,200     3,175,000     5,888,600

Mary F. Sammons          100,000(1)        2.00%           28.125        9/07               --     1,768,800     4,482,400
                          50,000(2)        1.00%           14.063        9/07          703,100     1,587,500     2,944,300

Kenneth Thrasher         100,000(1)        2.00%           28.125        9/07               --     1,768,800     4,482,400
                          50,000(2)        1.00%           14.063        9/07          703,100     1,587,500     2,944,300

Sammy K. Duncan           50,000(1)(5)     1.00%           20.000        4/07               --       628,900     1,593,750
                         100,000(1)        2.00%           28.125        9/07               --     1,768,800     4,482,400
                          50,000(2)        1.00%           14.063        9/07          703,100     1,587,500     2,944,300

David R. Jessick         100,000(1)(5)     2.00%           16.250        1/07               --     1,022,000     2,589,800
                          60,000(1)        1.20%           28.125        9/07               --     1,061,280     2,689,440
                          30,000(2)        0.60%           14.063        9/07          421,860       952,500     1,766,580



          (1) Options were granted for the numbers of shares indicated at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options, which have terms of ten years, become exercisable 20% per year on the first five anniversaries of the original grant date. If the employment of any of the optionees is terminated within one year after a change in control of the Company, the options held by such optionee become exercisable free of any limitation on the number of shares with respect to which the option may be exercised.

          (2) Options were granted for the numbers of shares indicated at an exercise price equal to 50% of the fair market value of the Common Stock on the date of grant. The options, which have terms of ten years, become exercisable 20% per year on the first five anniversaries of the original grant

                                       10

               date. If the employment of any of the optionees is terminated within one year after a change in control of the Company, the options held by such optionee become exercisable free of any limitation on the number of shares with respect to which the option may be exercised.

          (3) The dollar amounts under these columns are the result of calculations of the 0%, 5% and 10% rates required by the Securities and Exchange Commission for the maximum option term of 10 years and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Company's
               Common Stock price.

          (4) Share amounts and exercise prices have been adjusted to reflect the 2-for-1 stock split distributed on September 30, 1997.

          (5) This option became immediately exercisable on September 9, 1997 in connection with the merger with Smith's Food & Drug Centers, Inc.


Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table indicates (i) stock options exercised by certain executive officers during 1997, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of January 31, 1998, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.


                                                                    Number of                       Value of
                                                              Securities Underlying           Unexercised In-the-Money
                                                            Unexercised Options Held               Options Held
                                                             at January 31, 1998(1)            at January 31, 1998(3)
                     Shares Acquired        Value        -----------------------------     -----------------------------
      Name            on Exercise(1)     Realized(2)     Exercisable     Unexercisable     Exercisable     Unexercisable
      ----           ---------------     -----------     -----------     -------------     -----------     -------------

Robert G. Miller              18,388     $   263,757         722,418           500,000     $18,314,118        $5,781,200

Mary F. Sammons              115,240       1,864,764              --           173,070              --         2,567,826

Kenneth Thrasher              92,964       2,126,373         102,860           175,712       2,084,123         2,616,506

Sammy K. Duncan                   --              --         150,000           150,000       3,311,250         2,015,600

David R. Jessick              31,152         584,492          68,848            90,000       1,419,990         1,209,360


          (1) Share amounts and exercise prices have been adjusted to reflect the 2-for-1 stock split distributed on September 30, 1997.

          (2) Aggregate market value on the exercise date of the shares covered by the option, less the aggregate exercise price.

          (3)  Calculated based on the January 30, 1998 stock price of $36.875.


Executive Officer Loans

          During 1995, the Company made interest-free loans to executive officers of the Company to enable the executive officers to purchase Common Stock of the Company. The amount of each loan was a maximum of $100,000, and the loans are payable in a lump sum in June 1998, or upon earlier termination of employment or sale of stock. At January 31, 1998, loans were outstanding to Wayne W. Abbott and Sammy K. Duncan under this program.

Retirement Benefits

          The Company has adopted a nonqualified Supplemental Income Plan to provide supplemental retirement and death benefits to key employees. The plan is administered by the Compensation Committee. Any key executive of the Company who holds a position of Senior Vice President or higher is eligible to participate in this plan. The Committee selects participants from those eligible employees recommended by the Company's Chief Executive Officer. A participant is entitled to receive full benefits under the Supplemental Income Plan upon normal retirement by termination of employment after age 62. A participant is also entitled to receive reduced benefits if the participant voluntarily terminates his or her employment, is terminated without cause or dies before age 62. The normal retirement benefit under the Supplemental Income Plan is a projected annual amount, to be paid in equal monthly installments for 15 years, based upon the estimated cash surrender value, less the premiums paid and other expenses of the Company, of a Company-owned life insurance policy purchased on the life of the executive. The actual benefit will vary from the projected benefit based on actual dividend experience. The Company guarantees each participant a minimum benefit equal to at least 60 percent of the projected benefit. Based on certain assumptions, the projected annual benefits payable to Messrs. Miller, Thrasher, Duncan and Jessick and Ms. Sammons upon retirement at normal retirement age would be $60,427, $140,149, $77,543, $138,923 and $100,551, respectively.

Severance Agreements

          The Company has agreed to pay certain benefits to Mr. Miller in connection with his employment, including certain death, disability, retiree medical and retirement benefits. In the event of his termination for any reason other than cause, death or permanent disability, Mr. Miller is entitled to payment of two years of compensation at his then-current, annual salary (payable without interest). Assuming Mr. Miller retires at age 62, he will be entitled to receive an additional monthly retirement benefit of $25,000 for the remainder of his life.

              In September 1997, the Company entered into Executive Severance Agreements (the "Severance Agreements") with Messrs. Thrasher, Duncan and Jessick and Ms. Sammons (the "Named Officers"). The Severance Agreements provide that, if the Named Officer is terminated without "cause" or resigns for "good reason," the Named Officer will be entitled to (i) a severance payment equal to
(A) three times the Named Officer's annual base pay if the Named Officer is terminated before September 1998, (B) two times the Named Officer's annual base pay if the Named Officer is terminated before September 1999, or (C) the Named Officer's annual base pay if the Named Officer is terminated after September 1999 (except that payment would be two times the Named Officer's annual base pay if he or she is terminated in connection with or following a "change in control"); (ii) a prorated portion of any annual cash incentive plans for the year in which the termination occurs; (iii) prorated accelerated vesting of outstanding stock options held by the Named Officer under the Company's stock option and stock incentive plans (except that all such options would accelerate following a "change in control"); and (iv) additional benefits under the supplemental retirement plan. If the amount of the severance payment, plus the other amounts to which the terminated Named Officer is entitled, is subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Named Officer will also be entitled to an additional amount (the "Additional Payment") equal to the amount of such tax incurred by the Named Officer on a net basis after the deduction from the Additional Payment of all federal, state and local income taxes that would be imposed on the Named Officer by reason of the Named Officer's receipt of the Additional Payment.

Compensation Committee Report on Executive Compensation

          During 1997, the Compensation Committee of the Board of Directors (the "Committee") was composed of four outside directors and, pursuant to authority delegated by the Board, determined the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

          The Company's objectives for executive compensation are to (i) attract and retain key executives important to the long term success of the Company;
(ii) reward executives for performance and enhancement of stockholder value; and
(iii) align the interests of the executive officers with the success of the Company by making a portion of the compensation based upon corporate performance.

          Section 162(m) of the Internal Revenue Code of 1986 generally disallows a federal income tax deduction to the Company for compensation over $1,000,000 paid to any of the Company's chief executive officer and four other most highly compensated executive officers unless such compensation is payable only on account of the attainment of one or more performance goals determined by a Board committee such as the Compensation Committee and otherwise qualifies as performance based pursuant to Section 162(m). The Compensation Committee's policy with respect to the tax deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility where practicable. In this regard, the Company amended the 1990 Stock Incentive Plan three years ago to impose an individual limit on the maximum number of stock option shares which may be granted to participants to ensure that compensation resulting from stock option exercises by the Chief Executive Officer and the other four most highly compensated proxy-named executives will be tax deductible by the Company.

          Executive Officer Compensation Program. The primary components of the
          --------------------------------------
Company's executive officer compensation program are base salary, annual bonus plan, and long term incentive compensation in the form of stock options and capital bonus plan.

          Base salary levels for the Company's executive officers are set relative to companies of similar size in the retail industry and other companies in the Pacific Northwest. In determining salaries, the Company also takes into account individual experience, job responsibility and performance.

          The Company's Bonus Plan is an annual incentive program for executive officers, department and group managers and other selected employees of the Company. The purpose of the Bonus Plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve predetermined departmental and Company financial goals. Target bonuses are set for each executive officer as a percentage of base compensation. The target bonus percentage depends upon level of responsibility within the Company. In fiscal 1997, the financial measure of performance under the plan for the Company was pretax income and, to a lesser extent, control of net inventory. Department performance is determined in relation to pre-established targets for store contribution income and control of net inventory and for departmental operational income or expense. Generally, no bonus is paid under the Bonus Plan if threshold levels for Company, store or department performance are not achieved. Eighty percent of the annual bonus payable to each executive officer at bonus plan targeted pretax income, net inventory, operational income and/or departmental expense was paid in cash. The remaining twenty percent was withheld pursuant to the Company's Capital Bonus Plan and paid in the form of restricted shares of Company Common Stock. The shares were issued based on the closing price of the Company's Common Stock on March 17, 1998 and vest in an equal number of shares over three years (i.e., 1997's restricted shares vest on March 18, 1999, 2000 and 2001), subject to the officer being an employee at the time of vesting. The shares also vest on the retirement, death or disability of the officer.

          The Company's stock option program is intended as a long term incentive plan for executives, managers and selected salaried employees of the Company. The objectives of the program are to align employee and stockholder long term interests by creating a strong direct link between compensation and stockholder value. The Company's Stock Incentive Plan authorizes the Committee to award stock options to executive officers and other employees of the Company. Stock options are generally granted at an option price equal to the fair market value of the Company's Common Stock on the day of grant. In connection with the Smith's merger, however, certain executive officers of the Company received stock options with exercise prices equal to 50% of the market value of the stock at the time of grant. Options generally become exercisable to the extent of 25 or 20 percent of the grant on the anniversary date of the grant for the four or five succeeding years. Stock options generally have 10-year terms and terminate shortly after termination of employment. The amount of stock option grants for an individual depends upon his or her level of responsibility and position in the Company.

          Compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer of the Company was determined by negotiation of an employment agreement at the time of his employment in September 1991. The agreement was amended in 1994 and 1997. The employment agreement provides that Mr. Miller receive an annual salary and be eligible for an annual bonus in an amount up to 100 percent of his annual salary based upon the achievement of financial objectives approved by the Board of Directors. The employment agreement also provides for disability, pension, and severance benefits, the amount of which will depend upon the term of Mr. Miller's employment with the Company. Pursuant to the employment agreement, the Compensation Committee of the Board of Directors reviewed and increased the Chief Executive's base salary in 1992, 1993, 1994, 1996 and 1997. The Chief Executive's current annual base salary is $1,000,000. The factors considered by the Committee in approving the increases were (1) the achievement of the goals that the Board had established for the Company's management, including goals for operating profit, performance relative to competitors and new and remodeled store development, (2) the contribution made by the Chief Executive in establishing the long-term strategic and business plan of the Company, including the establishment and achievement of organizational and management development goals, (3) enhancement of stockholder value during the prior year, (4) levels of compensation paid to other senior executives in the industry and (5) in 1997, the substantial increase in the size of the Company as a result of the merger with Smith's Food & Drug Centers, Inc.

         Ronald W. Burkle, Chairman
         A. M. Gleason
         Steven R. Rogel
         Jeffrey P. Smith

Comparison of Five Year Cumulative Total Return

          The following graph provides a comparison of the five year cumulative total stockholder return on (i) the Company's Common Stock, (ii) the S&P Retail Stores Composite Industry Index, in each case assuming the reinvestment of any dividends, and (iii) the S&P 500 index.


                           TOTAL STOCKHOLDER RETURNS

[Line Chart depicting Total Stockholder Returns]







                                         1993        1994       1995        1996       1997       1998
                                      -------     -------    -------     -------    -------    -------

FRED MEYER, INC.                      $100.00     $113.08    $100.00      $67.31    $106.54    $226.94
S&P 500 INDEX                          100.00      112.88     113.48      157.35     198.80     252.30
S&P RETAIL STORES COMPOSITE INDEX      100.00       96.38      89.25       96.23     114.87     170.34

          The graph assumes that $100 was invested on January 30, 1993 in Company Common Stock, the S&P 500 Index and the S&P Retail Stores Composite Industry Index, and that all dividends were reinvested.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In September 1997, Fred Meyer acquired Smith's Food & Drug Centers, Inc. (the "Smith's Merger"). Ronald W. Burkle is the founder, managing partner and a principal owner of The Yucaipa Companies ("Yucaipa"). Yucaipa and its affiliates acquired approximately 4,728,800 shares of Common Stock of the Company in the Smith's Merger and a warrant to purchase 3,869,366 shares of Common Stock of Fred Meyer at an exercise price of approximately $23.81 per share. Messrs. Burkle and Jeffrey P. Smith were elected to the Fred Meyer Board of Directors pursuant to the terms of the Smith's Merger Agreement and these directors have the right to require the Company to register the Common Stock of the Company received in the Smith's Merger under securities laws in certain circumstances. Mr. Bruce Karatz was also elected to the Board of Directors pursuant to the Smith's Merger Agreement. At the closing of the Smith's Merger, the Company and Yucaipa entered into a Management Services Agreement. Under the terms of the Management Services Agreement, Yucaipa provides management consultation and advice to the Company for a term of five years. The Company pays Yucaipa an annual management fee of $500,000 and has agreed to reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Management Services Agreement. If during the term of the Management Services Agreement, the Board of Directors of the Company requests Yucaipa to provide (i) consulting services in connection with any proposed acquisition or divestiture transaction or any debt or equity financing or (ii) any other services not otherwise covered by the Management Services Agreement, Yucaipa will be entitled to such additional compensation for such services as may be agreed upon by Yucaipa and the Company (and approved by a majority of the Company's disinterested directors). In connection with Yucaipa's services, Mr. Burkle serves as the Chairman of the Board of Directors of the Company and has the right to do so during his initial three year term as a director of the Company. Mr. Burkle does not receive any compensation for serving in such capacity beyond the compensation paid to Yucaipa under the Management Services Agreement. If the Management Services Agreement is terminated under certain circumstances, the Company will pay or cause to be paid to Yucaipa a termination payment equal to the greater of $2.5 million or twice the total consulting fees that would have been earned by Yucaipa during the remaining term of the Management Services Agreement as if such agreement had not been terminated and without regard to sums previously paid by the Company to Yucaipa as part of its management fee. For the period from September 1997 to the end of fiscal 1997, the Company is obligated to pay to Yucaipa $197,222.24 in fees under the Management Services Agreement.

          On March 10, 1998, the Company acquired Food 4 Less Holdings, Inc. ("Food 4 Less") in a stock-for-stock merger, as a result of which Food 4 Less became a wholly owned subsidiary of the Company. Prior to the effective date of the merger between the Company and Food 4 Less, Mr. Burkle was the Chairman of the Board of Food 4 Less and Yucaipa owned approximately 27% of the fully diluted Food 4 Less Common Stock. As a result of the Food 4 Less merger, Yucaipa and its affiliates acquired 6,001,717 shares of the Company's Common Stock. Robert D. Beyer and Carlton J. Jenkins were elected to the Fred Meyer Board of Directors pursuant to the Food 4 Less merger agreement. In connection with the Food 4 Less merger, Fred

Meyer paid Yucaipa $20 million to terminate a management services agreement between Yucaipa and Food 4 Less. In connection with the Food 4 Less merger, the Company also registered for resale under the securities laws the shares received in the merger by Yucaipa.

          In March 1998, the Company acquired Quality Food Centers, Inc. ("QFC") in a stock-for-stock merger. Samuel Zell and Stuart M. Sloan were elected as directors of the Company pursuant to the QFC merger agreement and have the right to require the Company to register under the securities laws the Common Stock received by them and their affiliates in the QFC merger.

          The transactions discussed herein were on terms believed by the Board of Directors of the Company to be fair to the Company and no less favorable than the Company could have obtained with an unrelated party.

                              INDEPENDENT AUDITORS

          Deloitte & Touche LLP audited the Company's financial statements for the year ended January 31, 1998. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Board of Directors has selected Deloitte & Touche LLP as auditors for the current fiscal year.

                             DISCRETIONARY AUTHORITY

          While the Notice of Annual Meeting of Stockholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                              STOCKHOLDER PROPOSALS

          Any stockholder proposals to be considered for inclusion in proxy material for the Company's June 1999 Annual Meeting must be received at the principal executive offices of the Company no later than January 15, 1999.

          Under the Company's Bylaws, for stockholders to properly introduce business to be transacted at the annual or any special meeting of stockholders, a stockholder of record, on the date both of giving such notice and of determining stockholders entitled to vote at the annual or special meeting, must give timely notice of such proposal in a proper written form to the Company's corporate secretary, as provided in the Company's Bylaws. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the Company's principal executive offices not more than 90 nor less than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders, or, in the case of a special meeting, not more than 90 or less than the later of 60 days prior to such special meeting or 10 days after the day on which a public announcement is first made of the date of the special meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not more than 90 nor less than 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

          The Company's Bylaws require that a stockholder's notice include: (i) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

          The Company's Bylaws permit stockholders to nominate persons for election to the Company's Board at any annual meeting of stockholders, or at any special meeting if the Company's Board of Directors has determined that directors will be elected at such meeting if they are stockholders of record as of both the date of giving such notice and the date of determining stockholders entitled to vote at the annual or special meeting. A stockholder must give timely notice thereof in a proper written form to the corporate secretary, as provided in the Company's Bylaws. To be timely, the stockholder's notice must meet the same timeliness requirements as described above to providing advance notice of business to be transacted at a stockholder's meeting; provided, however, that if the number of directors to be elected to the Company's Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of the Company not later than the 10th day following the day on which such public announcement is first made by the Company.

          To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected.

                                       By Order of the Board of Directors



                                       Roger A. Cooke
                                       Senior Vice President, General Counsel
                                       and Secretary

May 11, 1998

                                Fred Meyer, inc.
                         Annual Meeting, June 23, 1998
                         Proxy/Voting Instruction Card

     I appoint Robert G. Miller, Kenneth Thrasher and Roger A. Cooke, individually and together, proxies with full power of substitution, to vote all of my Fred Meyer, Inc. common stock at the Annual Meeting of Stockholders to be held at the DoubleTree Inn, Jantzen Beach, 909 N. Hayden Island Drive, Portland, Oregon, on Tuesday, June 23, 1998 at 1:00 p.m. and at any adjournment with all powers that I would possess if personally present.

     Your vote is important. Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors recommendations, please sign the reverse side; no boxes need to be checked. The proxies may vote in their discretion as to other matters that may come before this meeting.

     (Continued, and to be signed and dated on reverse side.)


                                       FRED MEYER, INC.
                                       P.O. BOX 11228
                                       NEW YORK, N.Y. 10203-0228

              The Board of Directors Recommends a Vote FOR Item 1.

Item 1  Election of Directors

   FOR all nominees  [ ]  WITHHOLD authority to vote     [ ]   *EXCEPTIONS  [ ]
   listed below           for all nominees listed below


Nominees: Vivian A. Bull, Carlton J. Jenkins, John G. King, Steven R. Rogel and Stuart M. Sloan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the Exceptions box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

Item 2 Transaction of any business that properly comes before the meeting or any adjournments thereof.


        FOR  [ ]          AGAINST  [ ]          ABSTAIN   [ ]

                                       Change of Address and
                                       or Comments Mark Here  [ ]

                                       Please sign exactly as name(s) appear(s) hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign. Date and promptly return this card in the envelope provided.

                                       Date:  ----------------------, 1998


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature

                                       Votes must be indicated (x) in Black or
                                       Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                  May 15, 1998

                             NOTICE TO PARTICIPANTS

                                       IN

                               THE FALLEY'S, INC.
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

                           THE RALPHS GROCERY COMPANY
                             SAVINGS PLAN PLUS--ESOP

                           THE RALPHS GROCERY COMPANY
                     TEAMSTERS EMPLOYEE STOCK OWNERSHIP PLAN

                           THE RALPHS GROCERY COMPANY
                       UFCW EMPLOYEE STOCK OWNERSHIP PLAN

     Enclosed for your review is the Proxy Statement which U.S. Trust Company of California, N.A. ("U.S. Trust") has received from Fred Meyer, Inc. and a Voting Instruction Card. The Proxy Statement has been prepared by the Board of Directors of Fred Meyer, Inc. in connection with the Annual Meeting of Stockholders to be held on June 23, 1998 (the "Annual Meeting").

     According to plan records, you are a participant in, and have shares of Fred Meyer, Inc. Common Stock allocated to your account under one of the following plans: the Falley's, Inc. Employee Stock Ownership Plan and Trust (the "Falley's ESOP"), the Ralphs Grocery Company Savings Plan Plus--ESOP (the "Ralphs ESOP"), the Ralphs Grocery Company Teamsters Employee Stock Ownership Plan (the "Teamsters ESOP") or the Ralphs Grocery Company UFCW Employee Stock Ownership Plan (the "UFCW ESOP"). The foregoing plans and trusts will be referred to in this notice collectively as the "ESOP."

YOUR VOTING INSTRUCTIONS TO THE TRUSTEE

     Your Role and Responsibilities as an ESOP Participant and a Named Fiduciary

     Only the Trustee can vote the shares held by the ESOP. However, under the terms of the ESOP, each participant may act as a "Named Fiduciary" for voting Common Stock of Fred Meyer, Inc. allocated to the participant's account. Because a participant may act as a "Named Fiduciary" under the ESOP, the Trustee is required to follow proper instructions of participants that are in accordance with the terms of the ESOP and are not contrary to the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Fiduciaries under ERISA (including persons designated as "Named Fiduciaries") are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the plan participants and beneficiaries.

     If you choose to act as a "Named Fiduciary", you are entitled to instruct the Trustee how to vote all shares allocated to your account. By signing, dating and returning the instruction card, you are accepting your designation under the ESOP in which you participate as a "Named Fiduciary" for purposes of voting your shares of Fred Meyer, Inc. Common Stock with respect to the Annual Meeting. You should therefore exercise your rights to vote Fred Meyer, Inc. Common Stock prudently.

     Voting Instructions

     The enclosed Voting Instruction Card represents your voting instructions to the Trustee for the shares of Fred Meyer, Inc. Common Stock which have been allocated to your account under the ESOP in which you participate. You should mark one of the boxes on the card to indicate your voting instructions to the Trustee, sign and date the instruction card and return it in the envelope that is provided. If you do not provide timely voting instructions, the Trustee will vote the shares of Fred Meyer, Inc. Common Stock allocated to your account in its independent judgment.

     Voting Deadline

     Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your instruction cards. U.S. Trust must have your completed instruction card in its possession no later than 2:00 p.m. Los Angeles time, on June 19, 1998. Only instruction cards that are properly completed, signed, dated and delivered to U.S. Trust will be taken into account by U.S. Trust. You may mail the card directly to U.S. Trust in the enclosed return envelope.

     Confidentiality

     U.S. Trust will maintain your instructions in strict confidence. U.S. Trust will not furnish copies of your instructions, or information as to their contents, to Fred Meyer, Inc. or any other person, except with your prior written consent or pursuant to legal process. Accordingly, you should feel free to exercise your voting rights in the manner you think best.

     Questions

     If you have any procedural questions regarding the instruction card, you may telephone representatives of U.S. Trust at the following toll-free telephone number --800-535-3093-- between the hours of 8:30 a.m. and 5:00 p.m., Los Angeles time, Monday through Friday.



                             U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                             Trustee

                Detach at the perforation below and mail promptly
                   in the enclosed, postage-prepaid envelope.

                   PARTICIPANT VOTING INSTRUCTIONS TO TRUSTEE




     The undersigned participant in the ESOP identified on this card and referred to in the enclosed Notice hereby instructs U.S. Trust Company of California, N.A., as Trustee, to vote all shares of Common Stock of Fred Meyer, Inc. allocated to the account of the participant in accordance with the instructions on the reverse side of this card.

     This card must be properly completed, signed, dated and received by the Trustee by 2:00 p.m. Los Angeles time on June 19, 1998. If your voting instructions are not timely received, the Trustee will vote the shares of Common Stock allocated to your account in its independent judgment. If this card is received after 2:00 p.m. Los Angeles time on June 19, 1998, the Trustee cannot ensure that your voting instructions will be followed. Your voting instructions are confidential as explained in the accompanying Notice to ESOP participants.

                            (To be completed, signed and dated on reverse side.)

                Detach at the perforation below and mail promptly
                   in the enclosed, postage-prepaid envelope.

The Board of Directors Recommends a Vote FOR Item 1.

Item 1 - Election of Directors

   FOR all nominees  [ ]  WITHHOLD AUTHORITY             [ ]  *EXCEPTIONS  [ ]
                          for all nominees listed below

Nominees: Vivian A. Bull, Carlton J. Jenkins, John G. King, Steven R. Rogel and Stuart M. Sloan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions


                                     Change of Address and or Comments Mark Here

I acknowledge receipt of the Notice to Participants and the accompanying Proxy Statement relating to the Annual Meeting, and I hereby instruct the Trustee to vote all shares allocated to my account as I have indicated above. If I sign, date and return this card but do not specifically instruct the Trustee how to vote, the Trustee will vote my shares in accordance with the Board of Directors' recommendations.

     -----------------------------           -------------------------
             Signature                                 Date


     PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY IN THE ENVELOPE PROVIDED.